Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-283995

Prospectus Supplement
(To Prospectus dated February 3, 2025)

CEMTREX, INC.

$4,000,000 of Common Stock (or Pre-Funded Warrants in Lieu Thereof)

Cemtrex, Inc. (the “Company,” “we,” “us,” or ‘our”) is offering and selling up to $4,000,000 in aggregate offering price of shares of our common stock, par value $0.001 per share (the “Common Stock”), or, at the election of a purchaser, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock, to a single accredited institutional investor in a registered direct offering (this “Offering”). The shares of Common Stock and Pre-Funded Warrants are being offered pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-283995) (the “Registration Statement”), including the base prospectus included therein, declared effective by the Securities and Exchange Commission (the “SEC”) on February 3, 2025, and a prospectus supplement filed with the SEC on January 9, 2026 (together with the base prospectus, the “Prospectus”). The Offering is being made without an underwriter, placement agent, or broker-dealer.

We are not offering any shares of Common Stock or Pre-Funded Warrants to the public. The purchaser has agreed to purchase up to $4,000,000 of securities in this Offering, consisting of (i) shares of Common Stock at a purchase price of $2.722 per share, and/or (ii) Pre-Funded Warrants at a purchase price of $2.721 per Pre-Funded Warrant (representing a $0.001 exercise price per underlying share of Common Stock), in such proportions as the purchaser may elect, subject to a 4.99% beneficial ownership limitation. The Pre-Funded Warrants will be immediately exercisable and will remain exercisable until exercised in full. The exact number of shares of Common Stock and/or Pre-Funded Warrants to be sold will be determined at closing based on the purchaser’s election, but in no event will the aggregate offering price exceed $4,000,000. Assuming no Pre-Funded Warrants are issued, the Offering would involve the issuance of 1,469,507 shares of Common Stock. If all $4,000,000 is allocated to Pre-Funded Warrants, the Offering would involve Pre-Funded Warrants to purchase 1,469,507 shares of Common Stock (subject to the 4.99% beneficial ownership limitation).

The shares of Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants (the “Warrant Shares”) are being offered and sold directly to the purchaser without an underwriter or placement agent. The net proceeds to us from this Offering are estimated to be approximately $3,950,000, after deducting estimated offering expenses payable by us of approximately $50,000. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include potential future acquisitions.

Our common stock is traded on the Nasdaq Capital Market, or NASDAQ, under the symbol “CETX.” On January 8, 2026, the closing sale price of our common stock on NASDAQ was $2.90 per share.

As of January 9, 2026, the aggregate market value of our common stock held by non-affiliates, or the public float, pursuant to General Instruction I.B.6 of Form S-3 was approximately $60,633,863. This was calculated based on a closing sale price of $7.05 per share on December 8, 2025, multiplied by 8,600,548 shares of our common stock held by non-affiliates as of January 8, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. Following the sale of shares in this Offering (the current registered direct offering announced January 9, 2026), we will have sold securities with an aggregate market value of approximately $11,437,500 pursuant to General Instruction I.B.6 of Form S-3 during the 12-month calendar period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the accompanying prospectus and in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering price	$2.722	$2.721	$4,000,000
Proceeds before expenses	$2.722	$2.721	$4,000,000
Estimated offering expenses	-	-	$50,000
Net proceeds to us	-	-	$3,950,000

The actual number of shares of Common Stock and/or Pre-Funded Warrants issued will be determined at closing based on the Purchaser’s election, but the aggregate public offering price will not exceed $4,000,000.

■	If the entire $4,000,000 is allocated to Common Stock, then 1,469,507 shares will be issued.

■	If the entire $4,000,000 is allocated to Pre-Funded Warrants, then Pre-Funded Warrants to purchase 1,469,507 shares of Common Stock will be issued (subject to the 4.99% beneficial ownership limitation).

The securities are being offered directly to the purchaser without an underwriter or placement agent. The purchaser has agreed to purchase the securities pursuant to a securities purchase agreement between us and the purchaser.

The date of this prospectus supplement is January 9, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to the offering of up to $4,000,000 in aggregate gross proceeds of shares of our common stock, par value $0.001 per share, and/or pre-funded warrants to purchase shares of our common stock (the “Pre-Funded Warrants”) in lieu thereof. Before buying any of the securities offered hereby, we urge you to carefully read this prospectus supplement, the accompanying base prospectus, and all of the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement is part of a registration statement (File No.: 333-283995) that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process, which registration statement became effective on February 3, 2025. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and/or prefunded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated February 3, 2025, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor the purchaser has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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We obtained the industry, market and competitive position data used throughout this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been prepared from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references in this prospectus supplement to “us,” “our,” “we,” the “Company” or similar designations refer to Cemtrex, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying base prospectus, and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: our business plans, strategies, and objectives; our expectations regarding our liquidity and performance, including our expense levels, sources of capital, and ability to maintain our operations; the competitive landscape of our industry; and general market, economic, and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. We have included important factors in the cautionary statements included in this prospectus supplement that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

You should read this prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Business Overview

Cemtrex was incorporated in 1998 in the state of Delaware and has evolved through strategic acquisitions and internal growth into a leading multi-industry company. Unless the context requires otherwise, all references to “we”, “our”, “us”, “Company”, “registrant”, “Cemtrex” or “management” refer to Cemtrex, Inc. and its subsidiaries.

On January 8, 2026, the Company completed the acquisition of Invocon, Inc. (“Invocon”), a Texas-based aerospace and defense engineering firm specializing in mission-critical instrumentation, wireless sensing systems, telemetry, and flight hardware. Invocon, with nearly four decades of experience, has supported high-profile programs including the Space Shuttle, International Space Station, and various missile defense initiatives. The acquisition establishes a new reporting segment, Aerospace & Defense, anchored by Invocon as a wholly-owned subsidiary. This segment focuses on advanced engineering solutions for aerospace, defense, and space applications, with recent participation in programs such as the Missile Defense Agency’s Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) contract.

The Company’s reporting segments consist of Security, Industrial Services and Aerospace & Defense. Additionally, the Company’s operational structure also reports unallocated corporate expenses.

Security

Cemtrex’s Security segment operates under the brand of its majority owned subsidiary, Vicon Industries, Inc. (“Vicon”), which provides end-to-end security solutions to meet the toughest corporate, industrial, and governmental security challenges. Vicon’s products include browser-based video monitoring systems and analytics-based recognition systems, cameras, servers, and access control systems for every aspect of security and surveillance in industrial and commercial facilities, federal prisons, hospitals, universities, schools, and federal and state government offices. Vicon provides innovative, mission critical security and video surveillance solutions utilizing Artificial Intelligence (AI) based data algorithms.

Industrial Services

Cemtrex’s Industrial Services segment operates under the brand, Advanced Industrial Services (“AIS”), which offers single-source expertise and services for rigging, millwrighting, in plant maintenance, equipment erection, relocation, and disassembly to diversified customers. AIS installs high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals, among others. AIS is a leading provider of reliability-driven maintenance and contracting solutions for machinery, packaging, printing, chemical, and other manufacturing markets. The focus is on customers seeking to achieve greater asset utilization and reliability to cut costs and increase production from existing assets, including small projects, sustaining capital, turnarounds, maintenance, specialty welding services, and high-quality scaffolding.

Aerospace & Defense

Cemtrex’s Aerospace & Defense segment operates under the brand of its wholly-owned subsidiary, Invocon, which provides advanced instrumentation, wireless sensing, telemetry, and engineering solutions for mission-critical applications in aerospace, defense, and space programs. Invocon’s technologies support satellites, launch vehicles, target missiles, and other extreme-environment platforms, with long-standing relationships across the Missile Defense Agency and leading aerospace and defense prime contractors. The segment focuses on delivering reliable, high-performance systems for government and commercial programs in high-growth areas such as missile defense modernization and resilient space infrastructure.

Cemtrex Corporate

Cemtrex’s Corporate segment is the holding company of our other three segments.

Business Strategy

Our focus is to utilize our resources and capabilities to build brands and businesses in areas where we see unique opportunities to create exceptional value for our customers, shareholders, and employees over the long term. We aim to grow in markets where we see significant long-term opportunities to create an attractive return on shareholder equity. Generally, these markets are high growth markets that are changing due to innovation, new technologies, or other industry shifts taking place. In these markets we seek to build or acquire businesses that have attractive gross margins, strong opportunities for customer retention, and are asset light. We take a long-term approach with our strategies and seek returns over five years or longer time horizons.

We believe our ability to attract and retain new customers comes from our ongoing commitment to understanding our customers’ business performance requirements and our expertise in meeting or exceeding these requirements and enhancing their competitive advantage through cutting edge technology. We work closely with our customers from an operational and senior executive level to achieve a deep understanding of our customers’ goals, challenges, strategies, operations, and products to ultimately provide the best solutions for them.

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We continue to seek and execute additional strategic acquisitions and focus on expanding our products and services as well as entering new markets. We believe that the diversity of our products & services and our ability to deliver full solutions to a variety of end markets provides us with multiple sources of income and growth and a competitive advantage relative to other players in the industry. We constantly look for opportunities to gain new customers and penetrate geographic locations and end markets or acquire new product or service opportunities through acquisitions that are operationally and financially beneficial for the Company.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Going Concern Considerations

The Company has incurred substantial losses of $28,112,368 and $7,229,491 for fiscal years 2025 and 2024, respectively, and has debt obligations over the next fiscal year of $12,101,593 and working capital of $5,184,339, that raise substantial doubt with respect to the Company’s ability to continue as a going concern.

While our working capital and current debt indicate a substantial doubt regarding the Company’s ability to continue as a going concern, the Company has historically, from time to time, satisfied and may continue to satisfy certain short-term liabilities through the issuance of common stock, thus reducing our cash requirement to meet our operating needs. The Company had $4,974,303 in cash as of September 30, 2025. Additionally, the Company has (i) secured a line of credit for its Vicon brand to fund operations, which as of September 30, 2025, has available capacity of $1,564,179, (ii) continually reevaluate our pricing model on our Vicon brand to improve margins on those products and introducing new innovative products to grow revenues, (iii) raised $12,478,957 in net proceeds through our May 2024 equity financing, raised another $5,657,264 subsequent to the balance sheet date and anticipate an additional $2.4 million when the Series B warrants are exercised.; (iv) satisfied $7,844,000 of notes payable through equity issuances, and (v) raised approximately 1.2 million in net proceeds from our May 2025 equity offering, and $6 million through three subsequent registered direct offerings in December 2025, and (vi) effected a 60:1, 35:1, and 15:1 reverse stock split on our common stock to remain trading on the Nasdaq Capital Markets, and improve our ability to potentially raise capital through equity offerings that we may use to satisfy debt. In the event additional capital is raised through equity offerings and/or debt is satisfied with equity, it may have a dilutive effect on our existing stockholders.

While the Company believes these plans if successful, would be sufficient to meet the capital demands of our current operations for at least the next twelve months, there is no guarantee that we will succeed. Overall, there is no guarantee that cash flow from our existing or future operations and any external capital that we may be able to raise will be sufficient to meet our working capital needs. The Company currently does not have adequate cash or available liquidity/available capacity on our lines of credit to meet our long-term needs and our above plans in the short term may prove to be inadequate to continue as a going concern. Thus, despite our cash on hand, our ability to draw on our credit line, or changes to our pricing models, and other safeguards, we may be unable to meet our obligations as they become due over the next twelve months beyond the issuance date.

Recent Developments

Common Stock Reverse Split

On October 2, 2024, the Company completed a 60:1 reverse stock split on its common stock, on November 26, 2024, The Company completed a 35:1 reverse stock split on its common stock, and on September 29, 2025, the Company completed a 15:1 reverse stock split on its common stock. All share and per share data have been retroactively adjusted for the reverse splits.

May 2024 Equity Financing

On May 1, 2024, the Company entered into an underwriting agreement with Aegis Capital Corp., in connection with a firm commitment underwritten public offering (the “Offering”), providing for the issuance of (i) 554,705 units (the “Common Units”), each consisting of one share of common stock of the Company (“Common Stock”), a warrant to purchase one share of common stock at an exercise price of $0.85 per share, which warrant will expire on the two-and-a-half year anniversary of the original issuance date (the “Series A Warrants”), and a warrant to purchase one share of common stock at an exercise price of $0.85 per share, which warrant will expire on the five-year anniversary of the original issuance date (the “Series B Warrants”); and (ii) 11,210,000 pre-funded units (the “Pre-funded Units”), each consisting of one pre-funded warrant to purchase one share of common stock (the “Pre-funded Warrants”), a Series A Warrant and a Series B Warrant. The purchase price of each Unit was $0.85, and the purchase price of each Pre-Funded Unit was $0.849. The Pre-Funded Warrants were immediately exercisable and all of the Pre-Funded Warrants were exercised in full.

In addition, the Company granted the Underwriter a 45-day option to purchase additional 1,764,705 shares of common stock and/or Pre-Funded Warrants, representing up to 15% of the number of common stock and Pre-Funded Warrants sold in the Offering, and/or additional 1,764,705 Series A Warrants representing up to 15% of the Series A Warrants sold in the Offering, and/or additional 1,764,705 Series B Warrants representing up to 15% of the Series B Warrants sold in the Offering to cover over-allotments, if any. The Offering closed on May 3, 2024. An aggregate of 11,764,705 Units (which includes 554,705 shares of common stock) and 11,210,000 Pre-Funded Units (which includes 11,210,000 Pre-Funded Warrants) were sold in the Offering. On May 3, 2024, the Underwriter partially exercised its over-allotment option with respect to 1,764,705 Series A Warrants and 1,764,705 Series B Warrants. The aggregate gross proceeds to the Company were $10,035,293, before deducting underwriting discounts and other issuance expenses of $995,333 recorded under the caption “General and administrative” on the Company’s Consolidated Statements of Operations. The underwriting discounts and other issuance expenses were expensed since the Series A, Series B, and Pre-Funded Warrants were each determined to be liabilities and recorded at their fair value.

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May 2024 Warrants

The Company evaluated the Series A, Series B, and Prefunded Warrants (collectively, the “Warrants”) in accordance with the guidance at ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging, and determined that the Warrants did not meet the definition a liability under ASC 480, and the warrants are precluded from being considered indexed to the entity’s own stock under ASC 815, resulting in the Warrants being classified as a liability. The fair value of the Series A Warrants was determined based on the stock price on issuance of $0.277 multiplied by the total number of shares of common stock issuable upon exercise of the Series A alternative cashless exercise. Under the alternative cashless exercise, the Holder is entitled to receive three times the normal number of shares issued in a cash exercise. The Series A Holder may only execute the alternative cashless exercise after Stockholder Approval (and received June 17, 2024); at the time of issuance, Stockholder Approval was deemed perfunctory and almost certain to occur, and the most likely settlement option would be through the alternative cashless exercise. In addition, beginning on the date of the Warrant Stockholder Approval, the Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then-current exercise price and (ii) lowest volume weighted average price for the five trading days immediately preceding and immediately following the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Warrants. As such, upon issuance, the total fair value of the Series A Warrants was $11,242,940, which was based on 40,588,230 common shares issuable under the alternative cashless exercise. The measurement of fair value of the Series B Warrants were determined utilizing a Black-Scholes model considering all relevant assumptions current at the date of issuance (i.e., share price of $0.277, exercise price of $0.85, term of five years, volatility of 132%, risk-free rate of 4.5%, and expected dividend rate of 0%). The grant date fair value of these Series B Warrants was estimated to be $2,942,711 on May 3, 2024, and such warrants were classified as liabilities. Due to the nominal exercise price, the fair value of the Prefunded Warrants was based on the intrinsic value of each Warrant on the grant date. The intrinsic value was calculated based on the May 3, 2024, stock price of $0.277 and the strike price of $0.001, resulting in a total fair value of $3,105,170. The total fair value of the Warrants upon issuance was $17,290,821. Given that the gross proceeds received of $10,035,293 was less than the total fair value of the liability classified Warrants, the Company recorded a loss on excess fair value of $7,255,528 at issuance.

May 2025 Equity Offering

On May 28, 2025 the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter, in a firm commitment public offering (the “Offering”), 1,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Firm Shares”), for a public offering price of $1.00 per share. The Company also granted the Underwriter an over-allotment option to purchase up to 187,500 shares of the Company’s common stock (the “Option Shares,” together with Firm Shares, the “Shares”).

The Company received $1,250,000 in gross proceeds from this Offering, before deducting underwriting discounts and other related offering expenses of $191,050. The Offering closed on May 29, 2025.

On June 2, 2025, the Underwriter fully exercised the option, and on June 3, 2025, the Company closed the offering of the Option Shares to the Underwriter, for aggregate gross proceeds of approximately $187,500 less applicable underwriter discounts and other offering fees and expenses of $15,000.

Issuance of Note payable

On November 7, 2025, the Company issued a Promissory Note with Streeterville Capital, LLC in the original principal amount of $7,025,000. From November 7, 2025, until December 31, 2025, interest will accrue on the outstanding balance of this Note at a per annum rate of interest equal to the daily Secured Overnight Financing Rate (SOFR) as quoted by the Federal Reserve Bank of New York. From January 1, 2026, until this Note is paid in full, interest will accrue at the rate of eight percent (8%) per annum. After original issuance fees of $25,000, the Company received cash of $7,000,000 for this agreement. If this Note is outstanding on January 1, 2026, a one-time additional interest fee of $1,050,000.00 will automatically be added to the outstanding balance. This Note matures eighteen (18) months from the issuance date with redemptions beginning at six (6) months from the issuance date. The Company intends to use the cash proceeds to complete potential acquisitions.

Share Purchase to Acquire Invocon, Inc.

On November 13, 2025, the Company entered into a Share Purchase Agreement with Karl F. Kiefer, an individual resident of Texas (the “Seller”), and Invocon, Inc., a Texas-based systems-engineering firm specializing in mission-critical instrumentation, wireless sensing systems, telemetry, and flight hardware for aerospace, defense, and civil structure monitoring applications.

The agreement provided for the acquisition of 100% of the issued and outstanding shares of Invocon for a purchase price of $7,060,000 in cash. On January 8, 2026, the Company completed the acquisition of Invocon. As a result of the transaction, Invocon became a wholly-owned subsidiary of the Company, and the full purchase price of $7,060,000 was paid in cash at closing.

Invocon has a nearly 40-year history supplying advanced turnkey solutions to major corporations, government entities, universities, and leading aerospace and defense prime contractors, with technologies deployed in satellites, launch vehicles, the Space Shuttle, the International Space Station, target missiles, and other extreme-environment programs. Invocon maintains long-standing relationships across the Missile Defense Agency and major primes, and has recently been awarded contracts under the Missile Defense Agency’s Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) indefinite delivery, indefinite quantity contract (with a total program ceiling of up to $151 billion). Upon closing, the Company established a new reporting segment, Aerospace & Defense, with Invocon as its cornerstone. This segment focuses on delivering reliable, high-performance engineering and instrumentation solutions for mission-critical applications in aerospace, defense, and space programs, positioning the Company to participate in high-growth areas such as missile defense modernization and resilient space infrastructure.

December 2025 Debt Exchange and Warrant Exercises

On December 8, 2025, the Company issued 2,500,609 shares of its common stock pursuant to exchange agreements with certain lenders to satisfy $6,084,000 of outstanding debt. Additionally, during December 2025, the Company issued 29,943 shares of common stock upon the exercise of 9,981 Series A Warrants and 2,234,247 shares of common stock upon the exercise of 2,234,247 Series B Warrants. The Company received approximately $5.5 million in gross proceeds from the Series B Warrant exercises.

December 2025 Equity Offerings

On December 11, 2025, the Company entered into a Securities Purchase Agreement with a single accredited institutional investor, pursuant to which the Company issued and sold, in a registered direct offering, 310,000 shares of common stock at $3.00 per share and pre-funded warrants to purchase 356,667 shares of common stock at $2.999 per warrant (with a $0.001 exercise price per underlying share), for aggregate gross proceeds of $2,000,000 (net proceeds approximately $1,950,000 after estimated expenses). The pre-funded warrants are immediately exercisable, have no expiration date, and include a 4.99% beneficial ownership limitation (which may be increased or decreased upon notice). The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-283995) and closed on December 11, 2025. The Company intends to use the net proceeds for working capital and general corporate purposes, which may include potential future acquisitions. No underwriter or placement agent was involved.

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On December 23, 2025, the Company entered into a Securities Purchase Agreement with a single accredited institutional investor, pursuant to which the Company issued and sold, in a registered direct offering, 330,000 shares of common stock at $2.50 per share and pre-funded warrants to purchase 470,000 shares of common stock at $2.499 per warrant (with a $0.001 exercise price per underlying share), for aggregate gross proceeds of $2,000,000 (net proceeds approximately $1,950,000 after estimated expenses). The pre-funded warrants are immediately exercisable, have no expiration date, and include a 4.99% beneficial ownership limitation (which may be increased or decreased upon notice). The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-283995) and closed on December 23, 2025. The Company intends to use the net proceeds for working capital and general corporate purposes, which may include potential future acquisitions. No underwriter or placement agent was involved.

On December 30, 2025, the Company entered into a Securities Purchase Agreement with a single accredited institutional investor, pursuant to which the Company issued and sold, in a registered direct offering, shares of common stock and pre-funded warrants to purchase shares of common stock at a combined purchase price of $2.25 per share (or $2.249 per pre-funded warrant, representing a $0.001 exercise price per underlying share), for aggregate gross proceeds of $2,000,000 (net proceeds approximately $1,950,000 after estimated expenses). The pre-funded warrants are immediately exercisable, have no expiration date, and include a 4.99% beneficial ownership limitation (which may be increased or decreased upon notice). The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-283995) and closed on December 30, 2025. The Company intends to use the net proceeds for working capital and general corporate purposes, which may include potential future acquisitions. No underwriter or placement agent was involved.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks and others are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, which is incorporated by reference in this prospectus. These risks include the following:

■	Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations and financial condition.
■	The report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.
■	There is no guarantee that cash flow from operations and/or debt and equity financings will provide sufficient capital to meet our expansion goals, working capital needs or fund our operations.
■	We have a history of losses and may experience losses in the future, which could result in the market price of our common stock declining. For fiscal years 2025 and 2024, we reported net losses of $28,112,368 and $7,229,491, respectively.
■	We have substantial debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.
■	Our ability to secure and maintain sufficient credit arrangements is key to our continued operations and there is no assurance we will be able to obtain sufficient additional equity or debt financing in the future.
■	We are substantially dependent upon the success and continued market acceptance of our technology, the absence of which may significantly reduce our sales, profits and cash flow and adversely impact our financial condition.
■	We have taken a multi-operational approach, and some of our business segments have historically failed to benefit our company to date, and there remains a risk that our remaining segments (including the newly established Aerospace & Defense segment following the January 8, 2026 acquisition of Invocon, Inc.) may not prove to be successful. We may divest or expand into new areas that are outside of our current business activities and those activities may not prove to be successful.
■	Our future operating results depend in part on continued successful research, development and marketing of new and improved products and services through our Security segment, and there can be no assurance that we will successfully introduce new products and services into the market.
■	Our future operating results depend in part on the continued successful operation of our Industrial Services segment, and there can be no assurance that we will be successful in this business.
■	Our newly established Aerospace & Defense segment is subject to risks associated with government contracting, including long sales cycles, funding uncertainties, regulatory compliance, and dependence on a limited number of customers and programs.
■	Our products face intense competitive challenges, including rapid technological changes, and pricing pressure from competitors, which could adversely affect our business.
■	We could be subject to additional civil penalties or face criminal penalties and sanctions if we violate the terms of settlement with the SEC.
■	We have grown through acquisitions and are continuously looking to fund other acquisitions; our failure to raise funds for acquisitions may have the effect of slowing down our growth and our use of funds for acquisitions subjects us to acquisition-related risks, including integration challenges, unexpected liabilities, and potential impairment of goodwill or other intangible assets (as demonstrated by our recent acquisition of Invocon, Inc. on January 8, 2026).
■	The loss of the services of Saagar Govil for any reason would materially and adversely affect our business operations and prospects.
■	Our management stockholders have significant stockholdings in and influence over our company which could make it impossible for public stockholders to influence the affairs of our company.
■	Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock, exacerbated by our recent 1-for-15 reverse stock split effective September 29, 2025, which reduced outstanding shares but increased dilution potential from existing warrants and convertible debt.
■	Our securities may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.
■	We face ongoing Nasdaq listing compliance risks, including potential delisting if we fail to maintain minimum bid price, stockholders’ equity, or market value requirements. Further non-compliance could result in suspension or removal from Nasdaq, limiting liquidity and investor interest.

Corporate and Other Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 135 Fell Court Hauppauge, NY 11788, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus, and is intended for informational purposes only.

S-6

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

The Offering:	Up to $4,000,000 in aggregate offering price of shares of our common stock, par value $0.001 per share (or, at the election of the purchaser, pre-funded warrants to purchase shares of our common stock in lieu thereof), at a purchase price of $2.722 per share of common stock or $2.721 per pre-funded warrant.

Common stock to be outstanding after the offering	Approximately 10,070,059 shares of our common stock (or 10,070,059 shares if all pre-funded warrants are issued and exercised, assuming no other changes).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $3,950,000, after deducting estimated offering expenses payable by us of approximately $50,000.We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include potential future acquisitions.

Risk Factors	An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “CETX.” The shares of common stock offered hereby will be listed on the Nasdaq Capital Market.

The number of shares of common stock shown above to be outstanding after this offering is based on 8,600,552 shares of our common stock outstanding as of January 8, 2026 and excludes the following as of that date:

●	7 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1,527,357 per share;

●	1,279,218 shares of our common stock issuable upon exercise of warrants at an exercise price of $2.433 per share; and

●	28 shares of Common Stock reserved for future issuance under the Company’s 2020 Equity Compensation Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise or conversion of the warrants or stock options described above.

S-7

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement, the accompanying prospectus, and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended September 30, 2025, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

You will experience immediate and substantial dilution.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.80 per share in the net tangible book value of the common stock (based on our net tangible book value as of September 30, 2025). Note that this dilution amount is calculated using the shares outstanding as of September 30, 2025 (830,606 shares). Subsequent share issuances in December 2025 (as described in “Recent Developments”) have significantly increased the number of shares outstanding to approximately 8,600,552 as of January 8, 2026. If recalculated using this more recent share count, the dilution per share to investors in this offering would be approximately $2.05 (with a pro forma net tangible book value per share after this offering of approximately $0.67).

In addition, we may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for particular purposes, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-8

A substantial number of shares of our common stock could be sold into the public market in the near future, which could depress our stock price.

Sales of substantial amounts of our common stock in the public market could reduce the prevailing market prices for our common stock. If our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,950,000, after deducting estimated offering expenses payable by us of approximately $50,000.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include potential future acquisitions. As of the date of this prospectus, however, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of actual expenditures will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by our operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

Our board of directors declared a one-time cash dividend on our common stock in April 2017. The terms of our series 1 preferred stock provide for the payment of semiannual dividends on the last day of March and September in each year, which began in March 2017. No other cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus. Other than with respect to our series 1 preferred stock, our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, another dividend on our common stock will be declared in the future.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share, and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2025, was approximately $5,009,112, or $6.03 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding as of that date.

After giving effect to our sale of 1,469,507 shares of our common stock at a public offering price of $2.722 per share, and after deducting offering expenses payable by us of approximately $50,000, our pro forma net tangible book value as of September 30, 2025 would have been $6,959,112, or $4.05 per share. This represents an immediate decrease in net tangible book value of $1.98 per share to our existing stockholders and an immediate dilution of $1.80 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share		$2.722
Net tangible book value per share as of September 30, 2025	$6.03
Decrease per share attributable to this offering	$1.98
Pro forma net tangible book value per share after this offering	$4.05
Dilution per share to investors in this offering		$1.80

S-9

The above discussion and table are based on 830,606 post-split shares of our common stock outstanding as of September 30, 2025. Subsequent to September 30, 2025, we issued additional shares in connection with three registered direct offerings in December 2025 (as described in “Recent Developments” above), which increased our shares outstanding to approximately 8,600,552 as of January 8, 2026. As a result, if recalculated using this more recent share count, the pre-offering net tangible book value per share would be approximately $0.58, leading to a pro forma net tangible book value per share after this offering of approximately $0.67 and dilution of approximately $2.05 per share to investors in this offering.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

In addition, the amounts in the table above assume no exercise by the purchaser of Pre-Funded Warrants. If Pre-Funded Warrants are issued and exercised, the pro forma net tangible book value per share after this offering would be approximately $4.05 per share, representing an decrease in net tangible book value per share attributable to this offering of approximately $1.98 and dilution in net tangible book value per share to investors in this offering of approximately $1.80. (Note: If recalculated using the more recent share count noted above, the adjusted pro forma net tangible book value per share would be approximately $0.67, with dilution of approximately $2.05 per share.)

DESCRIPTION OF SECURITIES

In this offering, we are offering up to $4,000,000 in aggregate gross proceeds of shares of our common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of our common stock (the “Pre-Funded Warrants”).

Common Stock

As of January 8, 2026, there were 8,600,552 shares of common stock issued and outstanding, held of record by approximately 81 stockholders with others in street name. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants offered hereby are set forth in the form of Pre-Funded Common Stock Purchase Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K to be filed with the Securities and Exchange Commission on January 9, 2026 and incorporated by reference herein. The following summary is qualified in its entirety by reference to the full text of the form of Pre-Funded Warrant.

Each Pre-Funded Warrant has an exercise price of $0.001 per share of common stock, is immediately exercisable upon issuance, and will remain exercisable until exercised in full. There is no expiration date. The exercise price and number of shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock.

A holder may not exercise any portion of a Pre-Funded Warrant to the extent that the holder, together with its affiliates and any persons acting as a group with the holder or any of its affiliates, would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). The holder may increase or decrease the Beneficial Ownership Limitation upon not less than 61 days’ prior written notice to us, provided the limitation may never exceed 4.99%.

S-10

The Pre-Funded Warrants provide for cashless exercise under certain circumstances. The Pre-Funded Warrants will be issued in certificated form only. No fractional shares will be issued upon exercise.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “CETX”. The transfer agent and registrar for our common stock is Clear Trust, LLC, at 16540 Pointe Village Dr, Suite 210 Lutz, Florida 33558, and its telephone number is 813.235.4490.

PLAN OF DISTRIBUTION

We are offering up to $4,000,000 in aggregate gross proceeds of shares of our common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of our common stock (the “Pre-Funded Warrants”) pursuant to this prospectus supplement and the accompanying base prospectus. The securities are being offered and sold in a registered direct offering directly to a single accredited institutional investor (the “Purchaser”), pursuant to a securities purchase agreement, dated January 9, 2026, between us and the Purchaser (the “Securities Purchase Agreement”). The Securities Purchase Agreement will be filed as Exhibit 10.1 to a Current Report on Form 8-K that we will file with the Securities and Exchange Commission on January 9, 2026.

The Purchaser has agreed to purchase the securities pursuant to the Securities Purchase Agreement. No underwriter or placement agent is involved in this offering, and no commissions or underwriting discounts will be paid. The offering is expected to close on January 9, 2026 (or, if not completed on such date, no later than the third Trading Day thereafter), subject to customary closing conditions.

We have agreed to indemnify the Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Securities Purchase Agreement contains certain restrictive covenants, including (i) a prohibition on the issuance of Common Stock or Common Stock Equivalents (other than Exempt Issuances) until 60 days after the closing date and (ii) a prohibition on Variable Rate Transactions (as defined therein) until the 90-day anniversary of the closing date, subject to certain exceptions, including the entry into and/or issuance of shares of Common Stock in an “at the market” offering after 60 days from the Closing Date.

Neither we nor the Purchaser is using this prospectus supplement or the accompanying base prospectus to offer or sell any securities in any jurisdiction where such offer or sale is not permitted. This prospectus supplement is not, and under no circumstances is to be construed as, an advertisement or a public offering of securities in any jurisdiction in which such offer or sale is not authorized.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ClearTrust LLC.

Trading Market

Our Common Stock Common Stock is listed on the Nasdaq Capital Market under the symbol “CETX.”

S-11

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements as of and for the years ended September 30, 2025 and 2024, included in our Annual Report on Form 10-K for the year ended September 30, 2025, have been audited by Grassi & Co., CPAs, P.C., independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

1. Our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with the SEC on December 29, 2025;

2. Our Current Reports on Form 8-K (or Form 8-K/A as the case may be) as filed with the SEC on December 6, 2023, December 26, 2023, January 3, 2024, January 22, 2024, March 18, 2024, May 1, 2024, May 3, 2024, May 16, 2024, June 17, 2024, August 2, 2024, August 23, 2024, September 18, 2024, September 30, 2024, October 16, 2024, October 28, 2024, November 21, 2024, December 5, 2024, December 13, 2024, January 6, 2025, February 24, 2025, March 19, 2025, April 23, 2025, May 16, 2025, May 29, 2025, June 4, 2025, June 9, 2025, September 19, 2025, September 24, 2025, November 12, 2025, November 19, 2025, December 11, 2025, December 23, 2025 and December 30, 2025, January 8, 2026 and January 9, 2026;

3. Our 2020 Equity Compensation Plan on Form S-8 filed with the SEC August 17, 2020; and

4. The description of our capital stock contained in our registration statement on Form 10-12G filed with the SEC on November 25, 2008, including any amendments or reports filed for the purpose of updating such description (including as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on December 29, 2025).

S-12

In addition to the foregoing, we incorporate by reference into this prospectus supplement all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus supplement and before the termination or completion of this offering, and such documents will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement, the accompanying prospectus supplement and the information and documents incorporated by reference into this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information that is part of this prospectus supplement to the extent that statements in the later filed document modify or supersede such earlier statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Saagar Govil

Chief Executive Officer

Cemtrex, Inc.

135 Fell Court

Hauppauge, NY 11788

Tel. no. (631) 756-9116

Our website address is https://cemtrex.com/. Except for any documents that are incorporated by reference into this prospectus supplement that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement.

S-13

Cemtrex, Inc.

$4,000,000 of Common Stock (or Pre-Funded Warrants in Lieu Thereof)

PROSPECTUS SUPPLEMENT

January 9, 2026

PROSPECTUS

Cemtrex, Inc.

$50,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities, Units

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $50,000,000 but may be further limited in any 12-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3, pertaining to primary offerings by certain registrants, which includes our Company. As of January 8, 2025, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $5,656,906, based on 1,784,513 shares outstanding held by non-affiliates, and a price per share of $3.17 based on the closing sale price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities under this Registration Statement pursuant to General Instruction I.B.6 of Form S-3. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CETX.” On January 8, 2025, the last reported sale price for our common stock on the Nasdaq Capital Market was $3.17 per share. Our Series 1 Preferred Stock is quoted on the OTC Markets under the symbol “CETXP.” On January 8, 2025, the last reported sales price for our Series 1 Preferred Stock was $0.128 per share.

We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 3 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2025

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Registrant,” “Cemtrex,” “Company,” “we,” “us” and “our” refer to Cemtrex, Inc.

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information.”

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THE COMPANY

Overview

The Company’s reporting segments consist of Security and Industrial Services. Additionally, the Company’s operational structure also reports unallocated corporate expenses.

Security

Our Security segment operates under the brand of our majority owned subsidiary, Vicon Industries, Inc. (“Vicon”), which provides end-to-end security solutions to meet the toughest corporate, industrial, and governmental security challenges. Vicon’s products include browser-based video monitoring systems and analytics-based recognition systems, cameras, servers, and access control systems for every aspect of security and surveillance in industrial and commercial facilities, federal prisons, hospitals, universities, schools, and federal and state government offices. Vicon provides innovative, mission critical security and video surveillance solutions utilizing Artificial Intelligence (AI) based data algorithms.

Industrial Services

Our Industrial Services segment operates under the brand, Advanced Industrial Services (“AIS”), which offers single-source expertise and services for rigging, millwrighting, in plant maintenance, equipment erection, relocation, and disassembly to diversified customers. AIS installs high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals, among others. AIS is a leading provider of reliability-driven maintenance and contracting solutions for machinery, packaging, printing, chemical, and other manufacturing markets. The focus is on customers seeking to achieve greater asset utilization and reliability to cut costs and increase production from existing assets, including small projects, sustaining capital, turnarounds, maintenance, specialty welding services, and high-quality scaffolding.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended September 30, 2024, and each subsequent Form 10-Q and any Form 8-K we file. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

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Corporate and Other Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 135 Fell Court Hauppauge, NY 11788, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus, and is intended for informational purposes only.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

RISK FACTORS

An investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed herein and under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2024 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 8-K, 10-Q and 10-K filed with the SEC.

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USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our certificate of incorporation, as amended, and bylaws, as amended, are summaries and are qualified by reference to the certificate of incorporation, as amended, and bylaws, as amended, that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Our certificate of incorporation, as amended, provides for common stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 80,000,000 shares, all with a par value of $0.001 per share, of which 70,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.

Common Stock

Voting Power; Dividends. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

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We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol CETX.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Clear Trust LLC, Lutz, Florida.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any additional shares of preferred stock.

Series A Preferred Stock

Pursuant to the certificate of designation relating to those shares, each issued and outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of series A preferred stock outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our series A preferred stock has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Series C Preferred Stock

On October 3, 2019, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock are entitled to the number of votes per share equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

Series 1 Preferred

As of January 8, 2024, 2,579,994 shares of series 1 preferred stock (the “series 1 preferred”), were issued and 2,515,894 outstanding having the following powers, preferences and rights:

Dividends. Holders of the series 1 preferred are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of series 1 preferred, valued at their liquidation preference. The series 1 preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

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Liquidation Preference. The series 1 preferred has a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of series 1 preferred, and then pari passu to the holders of the series A preferred stock and our common stock. The holders of series 1 preferred have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of series 1 preferred also have preference over the holders of our series A preferred stock.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the series 1 preferred vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of series 1 preferred is entitled to two votes for each share of series 1 preferred held on the record date as though each share of series 1 preferred were two shares of our common stock. Holders of the series 1 preferred vote as a class on any amendment altering or changing the powers, preferences or rights of the series 1 preferred so as to affect them adversely.

No Conversion. The series 1 preferred are not convertible into or exchangeable for shares of our common stock or any other security.

Rank. The series 1 preferred ranks with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

●	senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the series 1 preferred;

●	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the series 1 preferred;

●	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the series 1 preferred and the common stock; and

●	junior to all of our existing and future indebtedness.

In addition, the series 1 preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may mandatorily redeem any or all of the series 1 preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of series 1 preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. The mandatory redemption price for any shares of series 1 preferred is an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

●	the shares will no longer be deemed outstanding;

●	the holders of the shares, as such, will cease to be stockholders; and

●	all rights with respect to the shares of series 1 preferred will terminate except the right of the holders to receive the redemption price, without interest.

We may also repurchase, outside of our mandatory redemption rights, any shares of series 1 preferred in privately-negotiated transactions or in open market purchases on Nasdaq, subject to applicable regulations regarding issuer repurchases of their capital stock. In such cases, we would most likely do so at prices lower than the price at which we are entitled to mandatorily redeem the shares.

No Other Rights. The holders of the series 1 preferred have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Trading. The series 1 preferred is quoted on the OTC Markets under the symbol CETXP.

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Transfer Agent and Registrar. Clear Trust, LLC, Florida, is the transfer agent and registrar for our series 1 preferred.

Anti-Takeover Provisions

The terms of our shares of series A, none are issued and outstanding at this time, and series C preferred stock, held by Saagar Govil, our CEO, may also have the effect of discouraging a takeover of our company. Pursuant to the certificate of designation for our Series A preferred stock, each outstanding share of Series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of such vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. Pursuant to the certificate of designation for our Series C preferred stock, each issued and outstanding Series C Preferred Share shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company (The “Common Shares”) issued and outstanding at the time of such vote multiplied by 10.01; divided by (ii) the total number of Series C Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series C Preferred Shares shall vote together with the holders of Common Shares as a single class. As a result of Saagar Govil’s ownership of our Series C preferred stock, our management stockholders control, and will control in the future, substantially all matters requiring approval by the stockholders of our company, including the election of all directors and approval of significant corporate transactions. Given this continuing voting interest of our series A preferred stock and series C preferred stock, its holder will be able to exert significant influence over all corporate activities including the outcome of tender offers, mergers, proxy contests or other purchases of common stock, which could discourage others from initiating changes of control.

Our certificate of incorporation, in order to combat “greenmail,” provides in general that any direct or indirect purchase by us of any of our voting stock or rights to acquire voting stock known to be beneficially owned by any person or group which holds more than 5% of a class of our voting stock and which has owned the securities being purchased for less than two years must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of voting stock, subject to certain exceptions. The prohibition of “greenmail” may tend to discourage or foreclose certain acquisitions of our securities, which might temporarily increase the price of our securities. Discouraging the acquisition of a large block of our securities by an outside party may also have a potential negative effect on takeovers. Parties seeking control of our company through large acquisitions of our securities will not be able to resort to “greenmail” should their bid fail, thus making such a bid less attractive to persons seeking to initiate a takeover effort.

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation’s voting stock. The statute contains provisions enabling a corporation to avoid the statute’s restrictions if the stockholders holding a majority of the corporation’s voting stock approve.

Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or between us and the holder. If we elect to use a warrant agent, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial holders of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants under this prospectus. Each prospectus supplement will describe:

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

●	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

●	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

●	the period during which you may exercise the warrants;

●	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

●	the amount of warrants or rights outstanding;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Except for certain participation rights as set forth in the warrants or as otherwise specified, prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including:

●	in the case of warrants for the purchase of common stock or preferred stock, the right to vote on the common stock or preferred stock purchasable upon exercise; or

●	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either be senior debt securities or subordinated debt securities and may be secured or unsecured obligations. We may also issue convertible debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Cemtrex.

Any indenture or form of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable indenture of various terms.

The indentures might not limit the aggregate principal amount of debt securities that we may issue and may provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

●	the title of the series of the offered debt securities;

●	the price or prices at which the offered debt securities will be issued;

●	any limit on the aggregate principal amount of the offered debt securities;

●	the date or dates on which the principal of the offered debt securities will be payable;

●	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

●	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

●	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

●	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

●	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

●	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

●	the denominations in which the offered debt securities will be issued;

●	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

●	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

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●	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

●	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

●	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

●	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

●	whether the offered debt securities will be senior or subordinated debt securities;

●	whether the offered debt securities will be secured or unsecured, and the terms of any secured debt;

●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

●	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

The applicable prospectus supplement may contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of common shares, preferred shares, warrants, debt securities or other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit may be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of any applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

●	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

●	the price or prices at which such units will be issued;

●	whether the units are to be sold separately or with other securities;

●	whether the units will be issued in definitive or global form or in any combination of these forms;

●	the identity of the unit agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

●	the designation and terms of any equity securities or warrants included in the units;

●	the designation, aggregate principal amount, currency and terms of any debt securities included in the units;

●	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

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PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement. We may also sell equity securities covered by this registration statement in “at the market offerings.”

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting underwriter compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Capital Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange. This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements at September 30, 2024 and 2023, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Grassi & CO., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2024, filed with the SEC on December 30, 2024 and January 10, 2025, respectively;

●	Our Current Reports on Form 8-K (or Form 8-K/A) filed with the SEC on May 26, 2023, July 7, 2023, July 28, 2023, August 4, 2023, August 23, 2023, September 12, 2023, September 19, 2023, December 6, 2023 December 26, 2023, January 3, 2024, January 22, 2024, March 18, 2024, May 1, 2024, May 3, 2024, May 16, 2024, June 17, 2024, August 2, 2024, August 23, 2024, September 18, 2024, September 30, 2024, October 16, 2024, October 28, 2024, November 21, 2024, December 5, 2024, December 13, 2024; and January 6, 2025 / January 6, 2025

●	our 2020 Equity Compensation Plan on Form S-8 filed with the SEC August 17, 2020;

●	The description of our capital stock contained in our registration statement on Form 10-12G filed with the SEC on November 25, 2008, including any amendments or reports filed for the purpose of updating such description (including as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on December 30, 2024).

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You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Saagar Govil

Chief Executive Officer

Cemtrex, Inc.

135 Fell Court

Hauppauge, NY 11788

Tel. no. (631) 756-9116

We also maintain a website at www.Cemtrex.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

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